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                      CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Prospectus and Proxy Statement and Statement of Additional Information constituting parts of this registration statement on Form N-14 (the "N-14 Registration Statement") of our report dated April 9, 1998, relating to the financial statements and financial highlights appearing in the February 28, 1998 Annual Report to Shareholders of Prudential Government Income Fund, Inc. (the "Fund") which is incorporated by reference into the N-14 Registration Statement. We also consent to the use of such report and to the reference to us under the heading "Custodian and Transfer and Dividend Disbursing Agent and Independent Accountants" in the Statement of Additional Information of Post-Effective Amendment No. 25 to the registration statement on Form N-1A of the Fund (the "N-1A Registration Statement"), which is incorporated by reference in the Statement of Additional Information and the Prospectus and Proxy Statement constituting part of such N-14 Registration Statement. We also consent to the reference to us under the heading "Financial Highlights" in the Prospectus of such N-1A Registration Statement, which is incorporated by reference in the Prospectus and Proxy Statement of the N-14 Registration Statement.

We also consent to the use of our report dated February 13, 1998, relating to the financial statements and financial highlights appearing in the December 31, 1997 Annual Report to Shareholders of Prudential Mortgage Income Fund, Inc. (the "Mortgage Income Fund") which is incorporated by reference in the Statement of Additional Information and in the Prospectus and Proxy Statement. We also consent to the use of such report and the reference to us under the heading "Custodian and Transfer and Dividend Disbursing Agent and Independent Accountants" included in the Statement of Additional Information of Post-Effective Amendment No. 24 to the registration statement on Form N-1A of the Mortgage Income Fund (the "Mortgage Income N-1A Registration Statement"), which is incorporated by reference in the Prospectus constituting part of such Mortgage Income N-1A Registration Statement.




PricewaterhouseCoopers LLP
1177 Avenue of the Americas
New York, NY 10036
September 25, 1998